EXHIBIT 10.5

SUMMARY OF DIRECTOR COMPENSATION ARRANGEMENT

Each of our five non-employee Directors was awarded a restricted stock grant of 5,000 shares on December 20, 2016. The shares vest annually at 1,000 shares per year commencing December 20, 2017. Our Directors received no cash fees for their service in 2016 and no cash fees are currently being paid for 2017.